UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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The LGL Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The LGL Group, Inc.
2525 Shader Road

Orlando, Florida 32804

NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 28, 2021

December 5, 2021

To the Stockholders of The LGL Group, Inc.:

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of The LGL Group, Inc., a Delaware corporation (the “Company,” “we,” “our,” or “us”), will be held on Tuesday, December 28, 2021, at 9:00 a.m. EST, as a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/LGL2021 for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect eight directors to serve until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualify;
2.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.	To vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;
4.	To vote on the adoption and approval of the LGL Group, Inc. 2021 Incentive Plan;
5.	To vote on the approval of the amendment to our certificate of incorporation to increase the number of authorized shares of common stock; and
6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on November 15, 2021 are entitled to receive notice of, and to vote at, the Annual Meeting. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/LGL2021. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com.

Your vote is extremely important, regardless of the number of shares that you own. Whether or not you plan to attend the Annual Meeting via live webcast, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

By Order of the Board of Directors,

James W. Tivy
Chief Financial Officer

Important Notice Regarding the Availability of Proxy Materials for The LGL Group, Inc. Annual Meeting of Stockholders to be Held on December 28, 2021

The Proxy Statement, our form of proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available on the Internet at www.lglgroupproxy.com.

You may obtain instructions on how to attend the annual meeting by calling (407) 587-2274

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors (the “Board”) of The LGL Group, Inc. in connection with the solicitation of proxies for use at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, December 28, 2021, at 9:00 a.m. EST, as a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/LGL2021, and any adjournments or postponements thereof. This Proxy Statement along with either a proxy card or a voting instruction card are being mailed to stockholders beginning on or about December 5, 2021.

Unless the context otherwise requires, in this Proxy Statement, we use the terms “we,” “our,” “us” and the “Company” to refer to The LGL Group, Inc. and its subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this Proxy Statement?
A:

The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder at the close of business on November 15, 2021, the record date for the Annual Meeting, and are entitled to vote at the Annual Meeting.

This Proxy Statement provides important information regarding the matters to be acted on at the Annual Meeting and is designed to assist you in voting.

You do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using any of the methods discussed below under the question “How do I vote?”

Q:	What is a proxy?
A:

A proxy is a person who votes the shares of stock of another person. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, or authorize your proxy by telephone or over the Internet, you are giving your permission to either our chief executive officer or our chief financial officer to vote your shares of common stock at the Annual Meeting as you instruct. The proxies will not vote your shares of common stock if you do not return the enclosed proxy card or authorize your proxy by telephone or over the Internet. This is why it is important for you to return the proxy card to us or authorize your proxy by telephone or over the Internet as soon as possible, whether or not you plan on attending the live webcast of the Annual Meeting.

Q:	Who is paying for this proxy solicitation?
A:

The Company will pay the expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy. In addition to the solicitation of proxies by mail, the Company’s directors, officers or employees, without additional compensation, may make solicitations personally and by telephone. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q:	What information is contained in this Proxy Statement?
A:

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board and its committees, the compensation of directors and certain executive officers, and certain other required information.

Q:	What should I do if I receive more than one set of voting materials?
A:

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	How may I obtain an additional set of proxy materials?
A:	All stockholders may write to us at the following address to request an additional copy of these materials:

The LGL Group, Inc.
2525 Shader Road
Orlando, Florida 32804
Attention: Corporate Secretary

Additionally, stockholders may access this Proxy Statement, our form of proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Form 10-K”) on the Internet at www.lglgroupproxy.com.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, this Proxy Statement, our 2020 Form 10-K and a proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. If you own shares held in street name, this Proxy Statement and our 2020 Form 10-K have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet, if the broker, bank or nominee offers these alternatives. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	What am I voting on at the Annual Meeting?
A:	You are voting on the following proposals:
•	To elect eight directors to serve until the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) and until their successors are duly elected and qualify;
•	To ratify the appointment of RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
•	To vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;
•	To vote on the adoption and approval of the LGL Group, Inc. 2021 Incentive Plan;
•	To vote on the approval of the amendment to our certificate of incorporation to increase the number of authorized shares of common stock; and
•	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board recommends a vote “FOR” the election of each of its nominees for directors; “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2021; “FOR” the approval of a non-binding advisory resolution approving the compensation of our named executive officers; “FOR” the adoption and approval of the LGL Group, Inc. 2021 Incentive Plan and “FOR” the amendment to our certificate of incorporation to increase authorized shares of common stock.

Q:	How do I vote?
A:	You may vote using any of the following methods:
•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.
•

By telephone or the Internet. If you own shares held in street name, you will receive voting instructions from your bank, broker or other nominee and may vote by telephone or on the Internet at www.proxyvote.com.

•

Attending the live webcast of the Annual Meeting. All stockholders of record may vote by attending the live webcast of the Annual Meeting and following the instructions posted at www.virtualshareholdermeeting.com/LGL2021.

Shares held in your name as the stockholder of record may be voted at the Annual Meeting. To participate in the annual meeting, you will need the 16‐digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	What can I do if I change my mind after I vote my shares?
A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•	Sending a written notice of revocation to our Corporate Secretary;
•	Submitting a new, proper proxy dated later than the date of the revoked proxy; or
•	Attending the live webcast of the Annual Meeting and voting at www.virtualshareholdermeeting.com/LGL2021.
Q:	What if I return a signed proxy card, but do not indicate a vote for some of the matters listed on the proxy card?
A:

If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of its nominees for directors; “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2021; “FOR” the approval of a non-binding advisory resolution approving the compensation of our named executive officers; “FOR” the adoption and approval of the LGL Group, Inc. 2021 Incentive Plan, and “FOR” the amendment to our certificate of incorporation to increase the number of authorized shares of common stock.

Q:	Can my broker vote my shares for me without my instructions?
A:

Brokers may not use discretionary authority to vote shares on the election of directors, the approval of a non-binding advisory resolution approving the compensation of our named executive officers, or the adoption and approval of the LGL Group, Inc. 2021 Incentive Plan; however, if they have not received instructions from their clients, they may vote either for or against the ratification of auditors or the amendment to our certificate of incorporation to increase authorized shares of common stock. Please provide voting instructions on these proposals to your broker so your vote can be counted.

Q:	Can my shares be voted if I do not return my proxy card or voting instruction card and do not attend the live webcast of the Annual Meeting?
A:	If you do not vote your shares held of record (registered directly in your name, not in the name of a bank or broker), your shares will not be voted.

If you do not vote your shares held in street name with a broker, your broker will not be authorized to vote on most items being put to a vote, including the election of directors, the approval of a non-binding advisory resolution approving the compensation of our named executive officers, and the adoption and approval of the LGL Group, Inc. 2021 Incentive Plan. If your broker is not able to vote your shares, they will constitute “broker non-votes,” which are counted for the purpose of determining the presence of a quorum, but otherwise do not affect the outcome of any matter being voted on at the Annual Meeting except for the proposal to amend the certificate of incorporation.

Q:	What are the voting requirements with respect to each of the proposals?
A:

In the election of directors, each director receiving a plurality of the affirmative (“FOR”) votes cast will be elected. You may withhold votes from any or all nominees. The proposal to approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock will be approved upon the affirmative (“FOR”) vote of a majority of the outstanding shares of common stock. Abstentions will have the same effect as a vote “against” this proposal. All other proposals require the affirmative ("FOR") votes of a majority of the votes cast on the matter.  Thus, abstentions will not affect the outcome of the votes on these proposals.

If you own shares held in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to be voted on that proposal. Thus, the “broker non-vote” will have no effect on any matter being voted on at this Annual Meeting, assuming that a quorum is present, except for the proposal to amend the certificate of incorporation. We believe that the proposal to amend our certificate of incorporation to increase the number of authorized shares is a “routine” matter, and as such, brokers may vote on this proposal in their discretion if they do not receive voting instructions from the beneficial owner, and the failure to give your broker voting instructions would not prevent your shares from being voted in favor of this proposal. However, if the proposal is deemed to be “non-routine,” a broker non-vote will have the same effect as a vote against the proposal.

Q:	How many votes do I have?
A:	You are entitled to one vote for each share of common stock that you hold. As of November 15, 2021, the record date, there were 5,309,716 shares of common stock outstanding.
Q:	Is cumulative voting permitted for the election of directors?
A:	We do not use cumulative voting for the election of directors.
Q:	What happens if a nominee for director does not stand for election?
A:

If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for a substitute nominee in place of the nominee who does not stand. We have no reason to expect that any of the nominees will not stand for election.

Q:	What happens if additional matters are presented at the Annual Meeting?
A:

Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Michael Ferrantino and James W. Tivy, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:

There must be a quorum present in order for the businesses to be conducted at the Annual Meeting. A quorum will be present if at least a majority of the outstanding shares of our common stock entitled to vote, or 2,654,859 shares, is represented at the Annual Meeting, either in person or by proxy.

Both abstentions and broker non-votes (described above) are counted for the purpose of determining the presence of a quorum.

Q:	How can I attend the Annual Meeting?
A:

The Annual Meeting will be a completely virtual meeting conducted exclusively via live webcast and not at a physical location. The virtual meeting will be held on Tuesday, December 28, 2021, at 9:00 a.m. EST. If you are a stockholder of record, to attend the Annual Meeting, log in to www.virtualshareholdermeeting.com/LGL2021 using your control number located on the proxy card that you received with the proxy statement. Beneficial owners who wish to join the meeting and not vote or submit questions can join by entering their name and email address. Your 16-digit control number rprovided on the Notice of Internet Availability of Proxy Materials or your proxy card will enable you to submit questions and vote during the Annual Meeting.

You may log into the annual meeting website at www.virtualshareholdermeeting.com/LGL2021 and enter your control number beginning 15 minutes before the commencement of the Annual Meeting. Instructions on how to attend and participate online at the Annual Meeting, including how to ask questions and vote, are posted at www.virtualshareholdermeeting.com/LGL2021.

Q:	What is the deadline for voting my shares?
A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting.

If you hold shares beneficially in street name, please follow the voting instructions provided by your broker, bank or nominee. You may vote these shares at the live webcast of the Annual Meeting only if you provide a legal proxy obtained from your broker, bank or nominee.

Q:	Is my vote confidential?
A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

Q:	How are votes counted?
A:

For the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN". If you elect to "ABSTAIN," the abstention will be counted for the purpose of establishing a quorum, but otherwise will have no effect on the outcome of the vote on the matter, except for the vote on the amendment to our certificate of incorporation to increase the number of authorized shares of Common Stock, where abstentions will have the same effect as a vote “against” that proposal.

Q:	Where can I find the voting results of the Annual Meeting?
A:

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

Q:	How can I obtain the Company’s corporate governance information?
A:	The following information is available in print to any stockholder who requests it and is also available on the Investor Relations portion of the Company’s website, www.lglgroup.com:
•	Certificate of Incorporation of The LGL Group, Inc.
•	The LGL Group, Inc. By-Laws, as amended
•	The charters of the following committees of the Board: the Audit Committee, the Nominating Committee and the Compensation Committee
•	Our Business Conduct Policy
•	Our Human Trafficking Policy

Q:	How may I obtain the Company’s 2020 Form 10-K and other financial information?
A:	A copy of our 2020 Form 10-K is enclosed with this Proxy Statement.

Stockholders may request another free copy of our 2020 Form 10-K and other financial information by contacting us at:

The LGL Group, Inc.
2525 Shader Road
Orlando, Florida 32804
Attention: Corporate Secretary

Alternatively, current and prospective investors can access our 2020 Form 10-K at www.lglgroupproxy.com.

We will also furnish any exhibit to our 2020 Form 10-K if specifically requested. Our SEC filings, including exhibits, are also available free of charge at the SEC’s website, www.sec.gov, and at the Investor Relations portion of our website, www.lglgroup.com.

Q:	What if I have questions for the Company’s transfer agent?
A:	Please contact our transfer agent at the telephone number or address listed below with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Computershare
211 Quality Circle, Suite 210
College Station, TX 77845
Toll free number: (877) 868-8027
TDD Hearing Impaired: (800) 952-9245
Foreign Stockholders: (201) 680-6578
TDD Foreign Stockholders: (781) 575-4592

Q:	Who can help answer my questions?
A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact us at:

The LGL Group, Inc.
2525 Shader Road
Orlando, Florida 32804
Attention: Corporate Secretary

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our common stock beneficially owned on November 15, 2021, by:

•	Each person who is known to us to beneficially own more than 5% of our common stock;
•	Each of our directors, nominees and named executive officers; and
•	All of our directors and executive officers, as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or investment power, which includes the power to dispose of or to direct the disposition of a security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

Except as otherwise set forth below, the address of each of the persons listed below is: The LGL Group, Inc., 2525 Shader Road, Orlando, Florida 32804.

	Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Shares		%
5% Stockholders:
Mario J. Gabelli	1,042,612	(2)	19.6
Renaissance Technologies, LLC	268,667	(3)	5.1
Directors and Named Executive Officers:
Marc J. Gabelli	843,616	(4)	15.9
Ivan Arteaga	18,750	(5)	*
Timothy Foufas	37,275		*
Manjit Kalha	38,710	(6)	*
Donald H. Hunter	25,248		*
Linda Biles	17,711	(7)	*
Michael Ferrantino	11,750		*
Bel Lazar	5,875		*
John Mega	5,358		*
James W. Tivy	3,000		*
Patrick Huvane	-		*
All executive officers and directors as a group (12 persons)	1,007,293	(8)	19.0

* Less than 1% of outstanding shares.

(1)

The applicable percentage of ownership for each beneficial owner is based on 5,309,716 shares of common stock outstanding as of November 15, 2021. Shares of common stock issuable upon exercise of options, warrants or other rights beneficially owned that are exercisable within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding such securities and rights and all executive officers and directors as a group.

(2)

Includes (i) 500,675 shares of common stock owned directly by Mario J. Gabelli; and (ii) 476,937 shares owned by GGCP, Inc., of which Mario J. Gabelli is the chief executive officer, a director and controlling shareholder. Mario J. Gabelli disclaims beneficial ownership of the shares owned by MJG-IV Limited Partnership, and GGCP, Inc, except to the extent of his pecuniary interest therein. Mario J. Gabelli's business address is 401 Theodore Fremd Avenue, Rye, New York 10580-1430. This disclosure is based solely on information in a Form 4 filed by Mario J. Gabelli with the SEC on November 18, 2020.

(3)	Based on a Schedule 13F filed with the SEC on August 13, 2021 by Renaissance Technologies LLC (“RTC”). The principal business address of RTC is 800 Third Avenue, New York, New York 10022.

(4)

Includes (i) 79,313 shares of common stock owned directly by Marc J. Gabelli; and (ii) 764,303 shares held by Venator Merchant Fund, L.P. ("Venator Fund"). Venator Global, LLC ("Venator Global"), which is the sole general partner of Venator Fund, may be deemed to beneficially own the securities owned by Venator Fund. Marc J. Gabelli, who is the President and Sole Member of Venator Global, may be deemed to beneficially own the securities owned by Venator Fund. Marc J. Gabelli disclaims beneficial ownership of the securities owned by Venator Fund, except to the extent of his pecuniary interest therein.

(5)	Represents 18,750 shares of unvested restricted stock.
(6)	Includes 22,623 shares issuable upon the exercise of options.
(7)	Includes 10,762 shares of unvested restricted stock.
(8)	Includes 984,670 shares of common stock and 22,623 shares issuable upon the exercise of options.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of our equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the reports filed during 2020 and or written representations from the reporting persons, we believe that, during our fiscal year ended December 31, 2020, there were untimely filings of a Form 3, 4 and/or 5 by the Company’s Section 16(a) filers as follows: (i) Timothy Foufas filed one late Form 4 on May 19, 2020 reporting one transaction on April 21, 2020 and a Form 5 on January 5, 2021, relating to two transactions on December 29, 2020; (ii) Patrick Huvane filed one late Form 3 on August 5, 2020 relating to his appointment as Senior Vice President on June 29, 2020; (iii) Donald Huvane filed one late Form 4 on August 21, 2021 reporting one transaction on August 17, 2020; (iv) Ivan Arteaga filed one late Form 5 on January 5, 2021, relating to one transaction on December 29, 2020; (v) Linda Biles filed one late Form 3 on September 1, 2020 relating to her appointment as VP/Controller on June 29, 2020; (vi) Robert LaPenta, Jr. filed one late Form 3 on November 6, 2020 relating to his appointment as a director on August 24, 2020 and a Form 5 on January 5, 2021, relating to two  transactions on December 29, 2020; (vii) John Mega filed one late Form 3 on November 6, 2020 relating to his appointment as a director on August 24, 2020 and a Form 5 on January 5, 2021, relating to two  transactions on December 29, 2020; (viii) Manjit Kalha filed a Form 5 on January 5, 2021, relating to two transactions on December 29, 2020; (ix) Donald Hunter filed a Form 5 on January 5, 2021, relating to two transactions on December 29, 2020; (x) Bel Lazar filed a Form 5 on January 5, 2021, relating to two transactions on December 29, 2020; (xi) Michael J. Ferrantino Jr. filed a Form 5 on January 5, 2021, relating to two transactions on December 29, 2020.

PROPOSALS TO BE VOTED ON

Proposal No. 1: Election of Directors

The current members of the Board, upon the recommendation of the Nominating Committee, nominated each of the following eight nominees for election to the Board at the Annual Meeting: Marc Gabelli; Donald H. Hunter; Manjit Kalha; Timothy Foufas; Ivan Arteaga; Bel Lazar; Michael Ferrantino; and John Mega.

Our By-Laws provide that the Board is to consist of no fewer than five and no more than 13 members. As of and following the conclusion of the Annual Meeting, the size of the Board is set at eight members. Each director is elected annually to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below. If for any reason any nominee does not stand for election, such proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand. Management has no reason to expect that any of the nominees will not stand for election.

Biographical summaries and ages of our directors and nominees, and the experiences and skills that led to the conclusion that such persons should serve as directors, are set forth in the table below. Information with respect to the shares of common stock beneficially owned by each of our directors and nominees is set forth in the section titled “Security Ownership of Certain Beneficial Owners and Management.” All such information has been furnished to us by our directors and nominees.

Directors and Nominees

Name	Age	Director Since	Offices and Positions Held With the Company, Business Experience and Principal Occupation for the Last Five Years, and Directorships in Public Corporations and Investment Companies
Marc J. Gabelli	53	2004

Mr. Gabelli currently serves as Non-Executive Chairman of the Board, The LGL Group, Inc. (December 2017 to present, and September 2004 to April 2016); Managing Partner, Horizon Research (January 2013 to present), an investment management and research services provider; Chief Executive Officer, Gabelli Securities International Ltd. (1994 to present), a global alternative asset management platform and merchant advisor; President and Managing Partner, GGCP, Inc. (1999 to present), a private corporation that makes investments for its own account; Managing Member, Commonwealth Management Partners LLC (2008 to present); and Director and Managing Partner, GAMA Funds Holdings GmbH (2009 to present).. He formerly served as Chairman and Chief Executive Officer, LGL Systems Acquisition Corp. (NYSE: DFNS) from September 2019 to August 2021 and was also a Director from its inception in early 2019 to August 2021; Chairman of Gabelli Merger Plus Trust since July 2017; Director of GAMCO Investors, Inc. from November 2014 to May 2016; and Director and President of Associated Capital Group (October 2015 to May 2016); Mr. Gabelli brings to the Board his extensive knowledge of the Company's business and industry due to his longstanding service on the Board, as well as his financial expertise and leadership experience as an executive of various investment firms.

Name	Age	Director Since	Offices and Positions Held With the Company, Business Experience and Principal Occupation for the Last Five Years, and Directorships in Public Corporations and Investment Companies
Timothy Foufas	53	2007

Mr. Foufas serves as Managing Partner, Plato Foufas & Co. LLC (2005 to present), a financial services company. He previously served as Vice President and Chief Operating Officer, LGL Systems Acquisition Corp. (NYSE: DFNS) from September 2019 to August 2021; Chief Executive Officer of LGL Systems Acquisition Corp. from inception to September 2019; President, Levalon Properties LLC (2007 to 2018), a real estate property management company; Senior Vice President, Bayshore Management Co. LLC (2005 to 2006), a real estate property management company; Director of Investments, Liam Ventures Inc. (2000 to 2005), a private equity investment firm; and Director, ICTC Group, Inc. (2010 to 2013), a rural local exchange carrier headquartered in Nome, ND. Mr. Foufas brings to the Board his management skills and expertise in financial, investment and real estate matters.

Donald H. Hunter	64	2013

Mr. Hunter is the Principal, Donald Hunter LLC (April 2007 to present), a consulting practice based in Wellesley, MA; Chairman of the Board and a member of the Audit Committee and Compensation Committees of Greenlane Holdings, Inc. (NASDAQ: GNLN), a global house of brands and one of the largest sellers of premium cannabis accessories (August 2021 to present); Chief Operating Officer and Chief Financial Officer for Harbor Global Company Limited (October 2000 to December 2006), a public company that owned and operated international investment management and natural resources subsidiaries; Chief Operating Officer, Pioneer Global Investments, a Division of the Pioneer Group, Inc. (August 1998 to October 2000), a company that provided investment management services and owned several natural resources investments; and Manager of International Finance, the Pioneer Group, Inc. (January 1991 to August 1998), with financial responsibility for international strategic start-ups. Mr. Hunter served as a director and Chairman of the Audit Committee of KushCo Holdings, Inc. (OTCQX: KSHB), a packaging and supply company serving the regulated cannabis industry (February 2018 to August 2021); director of Juniper Pharmaceuticals, Inc. (February 2014 to March 2016), a specialty pharmaceuticals company (NASDAQ: JNP), where he served as Chairman of the Audit Committee; LICT Corporation (June 2014 to May 2015), an integrated provider of broadband and voice services (OTC PK: LICT); and the Pioneer First Polish Trust Fund, where he served as Audit Committee Chairman for the first mutual fund in Poland. Mr. Hunter brings to the Board financial, operating, governance, international and mergers and acquisition experience.

Manjit Kalha	46	2011

Mr. Kalha has served as an Executive Vice President (Finance) at PMV Consumer Acquisition Corp, Inc. (NYSE: PMVC) (September 2020 to present); Managing Partner, Horizon Research (August 2012 to present), a firm that provides investment management and research services; Chief Executive Officer, Horizon AMC (June 2008 to present), a firm that provides investment management and consulting services; Chief Executive Officer and Director, Jeet Associates Private Limited (December 2006 to present), a consulting firm based in New Delhi that provides business strategy, finance, and taxation advisory services. Mr. Kalha began his career at Arthur Andersen’s New Delhi office. Mr. Kalha brings to the Board his experience in management and manufacturing operations, and an extensive knowledge of global financial markets.

Name	Age	Director Since	Offices and Positions Held With the Company, Business Experience and Principal Occupation for the Last Five Years, and Directorships in Public Corporations and Investment Companies
Ivan Arteaga	53	2019

Mr. Arteaga is the Managing Member and Chief Investment Officer of Arteaga Capital Management, LLC (2006 to present), an investment manager to alternative global investment funds and provider of equity research services; Portfolio Manager, Arteaga Global Partners, LP (2007 to present), a global equity investment partnership; Managing Member, Arteaga Investment Management Group, LLC (2008 to present), a registered investment advisor; Director, Brick Skirt Holdings, Inc. (2014 to present), owner of a rural local exchange carrier - DFT Communications - headquartered in Fredonia, NY. He was formerly Interim Chief Executive Officer, The LGL Group, Inc. (January, 2020 to March, 2021); Portfolio Manager, GAMCO Investors, Inc. (1994 to 2006), managing various funds and accounts with mandates including global and telecommunications; Vice President, Equity Research, Telecommunications Leader, Gabelli & Company, Inc., a provider of institutional research and brokerage services (1992 to 2002); Senior Associate, KPMG Inc., a global CPA, audit, and consulting firm. Mr. Arteaga brings to the Board and executive team his extensive financial and investment experience, his knowledge of global financial markets, and his knowledge and experience as an analyst and investor in the communications and satellite industry.

Bel Lazar	60	2019

Mr. Lazar is currently Chief Operations Officer and member of the Board of Directors at Efficient Power Conversion, a leading provider of gallium nitride (GaN)-based power management technology (April 2015 to present); and Chief Executive Officer of EPC Space LLC, a high reliability wide-gap power management technology company, and was previously President and CEO of API Technologies Corp., formerly a NASDAQ listed company. Mr. Lazar brings to the Board his experience in management and aerospace manufacturing operations within our industry, and significant mergers and acquisition experience.

Michael Ferrantino	50	2019	Mr. Ferrantino’s biographical information can be found under the section for Executive Officers, below.
John Mega	68	2020

Mr. Mega served as President of LGL Systems Acquisition Corp. (NYSE: DFNS) from September 2019 to August 2021. Mr. Mega was an original founding member of L3, which merged with Harris Technologies and is now L3Harris Technologies, Inc. (NYSE: LHX). Mr Mega built and managed several divisions at L3 since its formation in 1997 after spinning off from Lockheed Martin. Prior to his retirement in 2018, he was a corporate Senior Vice President and President of L3’s Communication Systems, one of the four L3 major business segments. Earlier in his career, he had been President of L3’s Microwave Group, President of Narda Microwave, President of Logimetrics, Inc, Chief Financial Officer and Vice President of at Lockheed Martin Corp’s Tactical Defense Systems, Group Controller at Loral Corp and a principal at Raytheon Company (RTN:NYSE). Mr. Mega brings to the Board his considerable experience in management and manufacturing operations within our industry

Executive Officers

The following table sets forth information regarding our executive officers, including their business experience for the past five years and prior years.

Name	Age	Offices and Positions Held With the Company, Business Experience and Principal Occupation for the Last Five Years
Michael Ferrantino	50

Mr. Ferrantino currently holds the position of Chief Executive Officer for The LGL Group, Inc. (April, 2021 to present) and also holds the position of Chief Executive Officer for Interex, Inc. and is on the board of Gabelli Equity Trust, Inc. and Gabelli Utility Trust. Mr. Ferrantino formerly served as a Director of, LGL Systems Acquisition Corp, Inc. from September 2019 to August, 2021 (NYSE: DFNS) and was Chief Executive Officer & Director at Valpey-Fisher Corp. Mr. Ferrantino received an undergraduate degree from Rensselaer Polytechnic Institute and an MBA from Loyola University Maryland, Inc. Mr. Ferrantino brings to the Board his experience in management and manufacturing operations, and an extensive knowledge of global financial markets.

James W. Tivy	53

Chief Financial Officer, The LGL Group, Inc. (January 2018 to present); SVP, Finance for INTL FCStone Securities Inc. (November 2012 to January 2017); Group Controller, INTL FCStone Inc. (January 2008 to November 2012).

Joan Atkinson Nano	66

Chief Accounting Officer, The LGL Group, Inc. (June 2020 to present); Chief Financial Officer of Revolution Lighting Technologies, Inc., formerly a NASDAQ listed company (June 2019 to September 2020). Mrs. Nano has served as Managing Director for Finance Solutions, LLC, a financial consulting firm, since 2008. As a financial consultant, she led initiatives on SEC reporting matters, acquisition analysis, cost savings, cash flow improvement, ERP implementation and tax matters for clients including Apollo Global Management (NYSE: APO), Catalyst Capital Group and Tronox Limited (NYSE: TROX). From 2001 to 2008, Mrs. Nano served as Vice President, Controller and Chief Accounting Officer of Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products for various markets including aerospace and defense, where she led all of the business unit finance teams as well as corporate financial planning and analysis, accounting and financial reporting. Prior to Crane Co., Joan held positions at GE Capital Corporation and Pitney Bowes. Joan is a Certified Public Accountant, holds a BS degree from Sacred Heart University-Jack Welsh College of Business & Technology, graduating cum laude, and completed executive training at the Wharton School.

Linda Biles	60	Vice-President, Controller, The LGL Group, Inc. (June 2020 to present); Vice-President and Controller for MtronPTI (2007 to present).
Patrick Huvane	53

Senior Vice-President, Business Development, The LGL Group, Inc. (April 2019 to present); Vice President, Finance and Accounting, LGL Systems Acquisition Corp. (NYSE: DFNS) (September 2019 to August, 2021); Chief Financial Officer of Teton Advisors, Inc. (OTC: TETAA) since 2019. From 2007 to 2018, Mr. Huvane was employed by Tiptree Inc. (NASD: TIPT) as Chief Accounting Officer.

Family Relationships between Directors and Executive Officers

None.

Transactions with Related Persons, Promoters and Certain Control Persons

Certain cash equivalents and marketable securities held and invested in various mutual funds are managed by a related entity (the "Fund Manager"), which is related through Marc Gabelli, a member of the Board who is also a 10% stockholder. As of December 31, 2020 and 2019, the balance with the Fund Manager totaled $19,063,000 and

$14,536,000, respectively. Fund management fees earned by the Fund Manager are anticipated to average less than 0.35% of the asset balances under management on an annual basis. The brokerage and fund transactions in 2020 and 2019 were directed solely at the discretion of the Company’s management.

All transactions between us and any of our officers, directors, director nominees, principal stockholders or their immediate family members are to be approved by the Audit Committee, and are to be on terms no less favorable to us than we could obtain from unaffiliated third parties. Such policy and procedures are set forth in a resolution of the Board.

Vote Required

Each nominee receiving a plurality of the affirmative (“FOR”) votes cast at the Annual Meeting will be elected to the Board.

THE BOARD RECOMMENDS A VOTE ‘FOR’ THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD TO SERVE UNTIL THE 2022 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Selection of Independent Registered Public Accounting Firm for Fiscal 2021

The Audit Committee has appointed RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Although this appointment does not require ratification, the Board has directed that the appointment of RSM be submitted to stockholders for ratification due to the significance of its appointment. If stockholders do not ratify the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2021, the Audit Committee will consider the appointment of another independent registered public accounting firm, but may decide to retain RSM as our independent registered public accounting firm.

RSM served as our independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019. Representatives of RSM are expected to be present at the Annual Meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions.

Fees Billed During Fiscal 2020 and 2019

The following table presents aggregate fees billed for professional services rendered by RSM for fiscal years 2020 and 2019. There were no other professional services rendered or fees billed by RSM for fiscal years 2020 and 2019.

	2020	2019
Audit Fees(1)	$238,395	$262,630
Audit-Related Fees(2)	26,500	37,800
Tax Fees(3)	40,425	64,433
All Other Fees	—	—
(1)

Includes fees for services relating to auditing the Company's annual financial statements included in the Company’s annual reports on Form 10-K and reviewing the Company's financial statements included in the Company's quarterly reports on Form 10-Q.

(2)

Includes fees related to the Company’s registration statements on Form S-1 (Registration No. 333-249639) relating to a dividend of warrants to purchase shares of the Company’s common stock, and on Form S-3 (Registration No. 333-235767) for the Company’s securities offering.

(3)	Includes fees related to the Company’s required federal and state income tax reporting. These non-audit tax preparation services performed by RSM were pre-approved by the Company’s Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm are reflected in the Audit Committee Charter. The Audit Committee Charter provides that the Audit Committee shall pre-approve all audit and non-audit services provided by the independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

If any services other than audit services are rendered by our independent registered public accounting firm, the Audit Committee determines whether such services are compatible with maintaining our independent registered public accounting firm’s independence.

All services performed by our independent registered public accounting firm were pre-approved by the Audit Committee.

Vote Required

The affirmative (“FOR”) vote of a majority of the votes cast on the matter is required to ratify the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

THE BOARD RECOMMENDS A VOTE ‘FOR’ THE RATIFICATION OF THE APPOINTMENT OF RSM AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

Proposal No. 3: Advisory Vote on Executive Compensation

We are asking stockholders to indicate their support for the compensation of our named executive officers named in the “Summary Compensation Table” included in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of our named executive officers. Accordingly, we will ask stockholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative (“FOR”) vote of a majority of the votes cast on the matter is required to adopt the resolution approving the compensation of our named executive officers.

THE BOARD RECOMMENDS A VOTE ‘FOR’ THE ADOPTION OF THE RESOLUTION APPROVIDNG THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIE OFFICERS.

Proposal No. 4: Adoption and Approval of the LGL Group, Inc. 2021 Incentive Plan

The Board of Directors has adopted and is seeking stockholder approval of the LGL Group, Inc. 2021 Incentive Plan (the “2021 Incentive Plan”), including the authority to issue approximately 1 million shares of common stock (subject to adjustment for stock splits, stock dividends, and similar events) under the 2021 Incentive Plan. The Board is proposing a new plan rather than simply amending its existing Amended and Restated 2011 Incentive Plan (the “Prior Plan”) because recent changes in tax laws make certain of the provisions in the Prior Plan (including those related to Section 162(m) of the Code) unnecessary with respect to prospective awards. The Board adopted the

2021 Incentive Plan on October 15, 2021, subject to stockholder approval of the 2021 Incentive Plan at the Annual Meeting. Awards will not be made under the 2021 Incentive Plan until stockholder approval is obtained for the 2021 Incentive Plan.

The Board believes that an adequate reserve of shares available for issuance is necessary to enable the Company to attract, motivate, and retain key employees, directors, advisors to and consultants of the Company, its affiliates and/or its subsidiaries through the use of competitive incentives that are tied to stockholder value and other factors. For this purpose, subject to the approval of stockholders, the Board has adopted the 2021 Incentive Plan. If our stockholders do not approve the 2021 Incentive Plan, the Compensation Committee would be required to revise its compensation philosophy and create other non-equity related compensation programs to attract, retain and compensate executives, non-employee directors and other key employees. The 2021 Incentive Plan will become effective on the date it is approved by the Company’s stockholders (the “Effective Date”). Upon stockholder approval, this 2021 Incentive Plan will be the only long-term incentive plan under which equity compensation may then be awarded to our employees, consultants, and members of the Board. Awards currently outstanding under the Prior Plan will remain outstanding under such plans in accordance with their terms.

Summary of the proposed 2021 Incentive Plan

The following is a summary of the material terms of the 2021 Incentive Plan. This summary is not complete and is qualified in its entirety by reference to the full text of the Form of 2021 Incentive Plan attached to this Proxy Statement as Annex A, which assumes that this Proposal is approved.

Purpose

The 2021 Incentive Plan allows the Company to provide employees, consultants and all members of the Board who are selected to receive awards under the 2021 Incentive Plan the opportunity to acquire an equity interest in the Company. The Board believes that equity incentives are a significant factor in attracting and motivating eligible persons whose present and potential contributions are important to the Company and aligning their interests with those of our stockholders.

Proposed Share Reserve

On the Effective Date, 1,000,000 shares of common stock will be available for issuance pursuant to awards to be granted under the 2021 Incentive Plan.

Impact on Dilution and Fully-Diluted Overhang

Our Board recognizes the impact of dilution on our shareholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team is focused on our strategic and long-term growth priorities.

The following table sets forth certain information as of November 15, 2021, unless otherwise noted, with respect to the Company’s equity compensation plans:

Stock Options Outstanding	50,050
Weighted-Average Exercise Price of Outstanding Stock Options	$9.29
Weighted-Average Remaining Term of Outstanding Stock Options	2.1 Years
Total Stock-Settled Full-Value Awards Outstanding	29,512
Remaining shares available for grant under the Prior Plan	—
Additional shares being requested under the 2021 Incentive Plan	1,000,000
Basic common shares outstanding as of the record date (November 15, 2021)	5,309,716

Our Board believes that the number of shares of common stock that would be available for issuance under the 2021 Incentive Plan represents a reasonable amount of potential equity dilution given our strategic and long-term growth priorities.

Expected Duration of the Share Reserve

If this proposal is approved by our shareholders, we expect that the share reserve under the 2021 Incentive Plan will be sufficient for awards for at least 3 to 5 years. Expectations regarding future share usage could be impacted by a number of factors, such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2021 Incentive Plan’s reserve upon the awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Key Provisions

The following is a summary of the key provisions of the 2021 Incentive Plan:

Plan Termination Date:	Ten years from the Effective Date

Eligible Participants:	Employees, officers, directors, consultants and advisors (except that only employees are eligible for Incentive Stock Options)

Shares Authorized:	1,000,000 shares, subject to certain adjustments as set forth in the 2021 Incentive Plan (the “Share Limit”).

Award Types:

(1) Incentive Stock Options

(2) Non-qualified Stock Options

(3) Restricted Stock

(4) Stock Appreciation Rights

(5) Performance Bonus Awards

(6) Deferred Stock

(7) Restricted Stock Units

(8) Dividend Equivalents

(9) Performance Stock Units

(10) Performance Share Awards

(11) Other Stock-Based Awards

Vesting:	Determined by the Compensation Committee. Subject to the acceleration of vesting in certain circumstances as permitted under the terms of the 2021 Incentive Plan.

Not Permitted:

No discount stock options or stock appreciation rights

No “liberal share recycling” of options or stock appreciation rights

No payment of dividends or dividend equivalents on unvested awards

No repricing of stock options and amendments that under the Internal Revenue Code (the “Code”) or NYSE rules require stockholder approval

No automatic “reload” awards

Incentive Stock Option Limit:	No more than 1,000,000 shares may be issued pursuant to incentive stock options

Limitation on Number of Shares Granted to Non-Employee Directors:

The sum of the grant date fair market value of equity-based awards and the amount of any cash-based awards granted to a non-employee director during any calendar year, under the 2021 Incentive Plan, may not exceed $500,000

Awards under the 2021 Incentive Plan

Stock Options. The 2021 Incentive Plan permits the Compensation Committee to issue incentive stock options and non-qualified stock options to participants, which directly link their financial success to that of the Company’s stockholders. The Compensation Committee shall determine the number of shares subject to options and all other terms and conditions of the options, including vesting requirements. In no event, however, may the exercise price of a stock option be less than 100% of the fair market value of the Company’s common stock on the date of the stock option’s grant, nor may any option have a term of more than ten years. Except for adjustments based on changes in the corporate structure or as otherwise provided in the 2021 Incentive Plan, the terms of an option may not be amended to reduce the exercise price nor may options be canceled or exchanged for cash, other awards or options with an exercise price that is less than the exercise price of the original options.

Additionally, in the case of an incentive stock option granted to any individual who, at the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power all classes of stock of the Company, such incentive stock option shall be granted at a price that is not less than one hundred and ten percent (110%) of fair market value on the date of grant and such incentive stock option shall be exercisable for no more than five (5) years from the date of grant.

As of November 15, 2021, the fair market value of a share of our common stock as quoted on the NYSE American was $11.68.

Stock Appreciation Rights. The 2021 Incentive Plan permits the Compensation Committee to issue stock appreciation rights (“SARs”), either free-standing or in tandem with stock options. The Compensation Committee shall determine the number of SARs to be granted and other terms and conditions of the SARs. In no event, however, may the exercise of a SAR be less than 100% of the fair market value of the Company’s common stock on the date of grant, and the terms shall not exceed ten years. SARs may be settled in cash, stock, or a combination of both.

Restricted Stock and Restricted Stock Units. The 2021 Incentive Plan permits the Compensation Committee to grant restricted stock awards. Each share of restricted stock shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee deems appropriate, including, but not by way of limitation, restrictions on transferability and continued employment. Holders of shares of restricted stock may vote the shares and receive dividends on such shares. Notwithstanding the foregoing, with respect to a share of restricted stock, dividends shall only be paid out to the extent that the share of restricted stock vests. The vesting period for restricted stock shall be determined by the Compensation Committee, which may accelerate the vesting of any such award. The Compensation Committee may also grant restricted stock units, which have substantially the same terms as restricted stock, except that units have no voting rights, and unless otherwise determined by the Compensation Committee, will not receive dividends or dividend equivalents (which in an event shall only be paid out to the extent that the restricted stock units vest). The Compensation Committee may also grant unrestricted stock under this provision.

Performance Shares and Performance Stock Units. The 2021 Incentive Plan permits the Compensation Committee to issue “performance shares” and “performance stock units.” These are contingent incentive awards that are converted into stock and/or cash and paid out to the participant only if specific performance goals are achieved over performance periods, as set by the Compensation Committee. If the performance goals are not achieved, the awards are canceled or reduced. Performance shares are each equivalent in value to a share of common stock (payable in cash and/or stock), while performance stock units are equal to a specific amount of cash.

Stock Payments and Other Stock-Based Awards. The 2021 Incentive Plan also permits the Compensation Committee to grant awards of deferred stock, dividend equivalents, other stock-based awards, and performance bonus awards as provided in the 2021 Incentive Plan.

Eligible for Participation. Persons eligible to participate in the 2021 Incentive Plan include employees, directors, consultants and advisors, as determined by the Compensation Committee.

Available Shares. The 2021 Incentive Plan authorizes the issuance of 1,000,000 shares, subject to certain adjustments as set forth in the 2021 Incentive Plan.

If an outstanding award under the 2021 Incentive Plan expires or is terminated or canceled for any reason without having been exercised or settled in full, or if shares acquired pursuant to an award subject to forfeiture are forfeited under the 2021 Incentive Plan, the shares allocable to the terminated portion of such award or such forfeited shares shall again be available for issuance under the 2021 Incentive Plan. Shares shall not be deemed to have been issued pursuant to the 2021 Incentive Plan with respect to any portion of an award that is settled in cash. In the event that withholding tax liabilities arising from a full-value award (i.e., an award other than an option or stock appreciation right) are satisfied by the delivery or withholding of shares, the shares so tendered or withheld shall be added to the 2021 Incentive Plan’s reserve.

Notwithstanding anything to the contrary, the following shares shall not again be made available for issuance or delivery under the 2021 Incentive Plan: (i) shares tendered in payment of an option; (ii) shares delivered or withheld by the Company to satisfy any tax withholding obligation with respect to an option or stock appreciation right; (iii) shares covered by a stock-settled stock appreciation right that were not issued upon the settlement of the stock appreciation right; or (iv) shares purchased on the open market with option proceeds.

Upon termination of the 2021 Incentive Plan, no further awards may be issued under the 2021 Incentive Plan.

Minimum Vesting. Subject to the acceleration of vesting in certain circumstances as permitted under the terms of the 2021 Incentive Plan, each award under the 2021 Incentive Plan will have a minimum vesting period of one year.

Dividends and Dividend Equivalents. With respect to any award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) shall either (a) not be paid or credited with respect to such award or (b) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and shall only be paid at the time or times such vesting requirement(s) are satisfied. A participant holding an option or stock appreciation right is not eligible to receive dividends or dividend equivalents.

Clawback. Awards under the 2021 Incentive Plan and any shares issued pursuant to awards under the 2021 Incentive Plan shall be subject to recovery or “clawback” by the Company if and to the extent that the vesting of such awards was determined or calculated based on materially inaccurate financial statements or any other material inaccurate performance metric criteria; or if the Company or its subsidiaries terminate a grantee’s service relationship due to the grantee’s gross negligence or willful misconduct, or determine there are grounds for such a termination (whether or not such actions also constitute “cause” under an award agreement), any awards under the 2021 Incentive Plan, whether or not vested, as well as any shares of stock issued pursuant to awards under the 2021 Incentive Plan shall be subject to forfeiture, recovery and “clawback.” In addition, the 2021 Incentive Plan provides that if the Company is required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements of the securities laws, in certain cases the Compensation Committee may require the repayment of amounts paid under the 2021 Incentive Plan in excess of what the employee would have received under the accounting restatement.

Performance Awards. Subject to the general purposes, terms and conditions of the 2021 Incentive Plan and applicable law, and under the direction of the Board, the Compensation Committee shall have complete control over the administration of the 2021 Incentive Plan and shall have full authority to grant awards and determine who shall receive awards, when such awards shall be granted and the terms and conditions of such awards, including, but not limited to, conditioning the exercise, vesting, payout or other term of condition of an award on the achievement of performance goals. Such performance goals shall be based on the attainment of specified levels of one or more of the following: (i) earnings per share; (ii) sales; (iii) operating income; (iv) gross income; (v) basic or adjusted net income (before or after taxes); (vi) cash flow; (vii) gross profit; (viii) gross or operating margin; (ix) working capital; (x) earnings before interest and taxes; (xi) earnings before interest, tax, depreciation and amortization; (xii) return measures, including return on invested capital, sales, assets, or equity; (xiii) revenues; (xiv) market share; (xv) the price or increase in price of common stock; (xvi) total shareholder return; (xvii) economic value created or added; (xviii) expense reduction; (xix) implementation or completion of critical projects, including acquisitions, divestitures, and other strategic objectives, including market penetration and product development; or (xx) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long term or short term public or private debt or other similar financial obligations of the Company; and any other metric that may be determined by the Committee. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.

Other Information. The 2021 Incentive Plan may be amended in whole or in part by the Board or the Compensation Committee with the approval of the Board and in certain circumstances with stockholder approval. Unless the Compensation Committee provides otherwise in advance of the grant, in the event of a Change in Control (as defined in the 2021 Incentive Plan), if the employee is terminated other than for “cause” within one year of a Change in Control, options and restricted stock (including restricted stock units) shall vest.

Tax Aspects Under the Code

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of equity-based awards that may be granted under the 2021 Incentive Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the 2021 Incentive Plan or tax consequences based on particular circumstances. The exact federal income tax treatment of transactions under the 2021 Incentive Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Incentive Stock Options. Incentive stock options under the 2021 Incentive Plan are intended to be eligible for the favorable tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for at least two (2) years from the date on which the option is granted and at least one (1) year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be treated for tax purposes as long-term capital gain or loss.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will recognize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain (or any loss) upon the disqualifying disposition will be a capital gain (or loss), which will be long-term or short-term depending on whether the stock was held for more than one (1) year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs, subject to Section 162(m) of the Code.

Non-qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, and Deferred Stock. Non-qualified stock options, restricted stock awards, restricted stock units and deferred stock granted under the 2021 Incentive Plan generally have the following federal income tax consequences:

There are no tax consequences to the participant or the Company by reason of the grant of a non-qualified stock option. Upon exercise of the option, the participant ordinarily will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the exercise date over the exercise price. If the stock received pursuant to the exercise is subject to further vesting requirements, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects under Section 83(b) of the Code to be taxed on receipt of the stock.

There are no tax consequences to the participant or the Company by reason of the grant of restricted stock, restricted stock units or deferred stock awards. The participant ordinarily will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value over the purchase price, if any, when such award vests. Under certain circumstances, the participant may be permitted to elect under Section 83(b) of the Code to be taxed on the grant date.

With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. The Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant, subject to Section 162(m) of the Code.

Upon disposition of the stock, the participant will generally recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock (if any) plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one (1) year.

Stock Appreciation Rights. No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income, subject to Section 162(m) of the Code.

Performance Awards. A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, subject to Section 162(m) of the Code.

Stock Payments and Other Stock-Based Awards. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount, subject to Section 162(m) of the Code.

Section 409A of the Code. Most of the awards under the 2021 Incentive Plan are exempt from Section 409A of the Code. To the extent that any award hereunder could be subject to Section 409A of the Code, it will be structured to comply with Section 409A of the Code.

Section 162(m) of the Code. The Tax Reform and Jobs Act of 2017 (the “Tax Act”) generally eliminated the ability to deduct compensation qualifying for the “performance-based compensation” exception under Section 162(m) of the Code for tax years commencing after December 31, 2017. Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to anyone who has ever been the Company’s chief executive officer, chief financial officer or one of the three highest compensated officers in any fiscal year beginning after December 31, 2016 (i.e., a “covered employee”). For 2017 and prior taxable years, an exception to this deduction limit applied to “performance-based compensation,” such as stock options and other equity awards that satisfied certain criteria. Under the Tax Act, the performance-based pay exception to Section 162(m) was eliminated, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017. The Board of Directors and the committee intend to consider the potential impact of Section 162(m) on grants made under the 2021 Incentive Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceeds the deduction limit of Section 162(m). The adoption of the 2021 Incentive Plan is not intended to affect the grandfathered status of awards previously granted under the Company’s existing equity incentive plans that were intended to qualify as “performance-based compensation” under Section 162(m).

New Plan Benefits

No awards have been granted under the 2021 Incentive Plan, and it is not possible to determine specific amounts that may be awarded in the future under the 2021 Incentive Plan because grants of awards under the 2021 Incentive Plan are at the discretion of the Compensation Committee.

Please see the Summary Compensation Table and Outstanding Equity awards at Fiscal Year-End Table for information with respect to prior awards granted to our individual named executive officers under the Prior Plan. Please see the 2020 Director Compensation Table for awards granted to our non-employee directors under the Prior Plan.

Vote Required

The proposal to approve the 2021 Incentive Plan will be approved upon the affirmative vote of a majority of the votes properly cast for and against such matter. Abstentions and broker non-votes are not included in the number of votes cast for and against a matter and therefore have no effect on the vote on such matter.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION AND APPROVAL OF THE LGL GROUP, INC. 2021 INCENTIVE PLAN.

Proposal No. 5: Approval of Amendment to our Certificate of Incorporation to Increase Authorized Shares of Common Stock

We are asking our stockholders to approve an amendment to our certificate of incorporation (the “Existing Charter”) to increase the number of authorized shares of our common stock to 30,000,000, and correspondingly increase the number of authorized shares of all classes of our stock to 30,000,000. Our Existing Charter currently authorizes the issuance of 10,000,000 shares of common stock.

If our stockholders approve this proposal at the Annual Meeting, Article IV of the Existing Charter would be amended and restated to read in its entirety:

“FOURTH The aggregate number of shares of stock that the Corporation shall have authority to issue is 30 Million shares of Common Stock, $0.01 par value per share.”

A copy of the proposed amendment to our Existing Charter is attached hereto as Annex B.

If our stockholders approve this proposal at the Annual Meeting, we intend to file a corresponding Certificate of Amendment to our Existing Charter reflecting the approved amendment with the Delaware Secretary of State as soon as practicable following the Annual Meeting, at which time the increase in the number of authorized shares of Common Stock would become effective.

As of November 15, 2021, 5,309,716 shares of common stock were issued and outstanding. In addition, as of November 15, 2021, we had outstanding stock options exercisable into 50,050 shares of common stock and we had outstanding warrants to purchase 1,051,664 shares of common stock, and an ongoing ATM Offering with a reserve of 766,275 shares. Therefore, 2,740,711 shares of common stock out of the 10,000,000 shares authorized under the Existing Charter remained unallocated as of November 15, 2021. As a result, we are seeking stockholder approval to increase the number of authorized shares of common stock.

The Board believes that it is in our best interest and that of our Stockholders to increase the number of authorized shares of common stock to give us sufficient authorized shares to generally support our growth and to provide flexibility for future corporate needs, including but not limited to grants under equity compensation plans, stock splits, financings, potential strategic transactions, including mergers, acquisitions, and business combinations, as well as other general corporate transactions. If this proposal is not approved, our ability to issue shares as part of a business combination as well as our ability to raise required funding will be severely hampered.

Increasing the number of authorized shares of common stock will not alter the number of shares of common stock presently issued and outstanding or reserved for issuance, and will not change the relative rights of holders of any shares. The additional authorized shares of common stock, if and when issued, would have the same rights and privileges as the shares of common stock previously authorized, issued and outstanding.

The issuance of any of the additional authorized shares of common stock may dilute the proportionate ownership and voting power of existing stockholders, and their issuance, or the possibility of their issuance, may depress the market price of our common stock.

We do not have any existing plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock, other than any issuances pursuant to the 2021 Incentive Plan. We may decide, however, to seek additional financing through equity or debt issuances or issue shares as part of a business combination or acquisition. The issuance of any shares of common stock or securities convertible into common stock in connection with any such financing or acquisition may dilute the proportionate ownership and voting power of existing Stockholders and depress the market price of our common stock.

The availability of additional authorized but unissued shares of common stock may enable our Board to render it more difficult, or discourage an attempt to obtain control of, the Company, which may adversely affect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our Board were to determine that a takeover proposal were not in our best interests, such shares could be issued by the Board without stockholder approval in (i) one or more private placements or other transactions that might prevent, render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group or creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent Board or (ii) an acquisition that might complicate or preclude the takeover. This proposal is not prompted by any specific effort or takeover threat currently perceived by management.

Vote Required

The proposal to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock will be approved upon the affirmative vote of a majority of the outstanding shares of common stock. Abstentions will have the same effect as a vote “against” this proposal. We believe that this proposal is a “routine” matter, and as such, brokers may vote on this proposal in their discretion if they do not receive voting instructions from the beneficial owner, and the failure to give your broker voting instructions would not prevent your shares from being voted in favor of this proposal. However, if the proposal is deemed to be “non-routine,” a broker non-vote will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

CORPORATE GOVERNANCE

Director Independence

As required under NYSE rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board of directors. The Board has determined that Messrs. Hunter, Kalha, Foufas, Mega, and Lazar are independent within the meaning of NYSE rules.

Board and Committee Meetings

The Board of Directors held nine meetings during the fiscal year ended December 31, 2020. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held while he was a director); and (ii) the total number of meetings held by all committees of the Board on which he served (while he served on such committees). All of our incumbent directors attended the Company’s 2020 Annual Meeting of Stockholders. Although there is no formal policy, all directors are encouraged to attend the annual meetings of stockholders.

The Audit Committee, Compensation Committee and Nominating Committee met six times, five times and two times, respectively, during the 2020 fiscal year.

Board Committees

The three principal committees of the Board and their duties are described below.

Audit Committee. The Audit Committee held six meetings during 2020. The incumbent members of the Audit Committee are Messrs. Hunter (Chairman), Foufas, and Kalha. The Board has determined that all Audit Committee members are financially literate and independent in accordance with SEC and NYSE American rules concerning audit committee membership requirements. The Board also determined that Mr. Hunter qualifies as an “audit committee financial expert” as defined under the Exchange Act. The Audit Committee operates in accordance with its charter. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of our independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by our independent registered public accounting firm. The Audit Committee also reviews the independence of our independent registered public accounting firm, reviews with management and our independent registered public accounting firm our annual financial statements prior to their filing with the SEC, reviews the report by our independent registered public accounting firm regarding management procedures and policies and determines whether our independent registered public accounting firm has received satisfactory access to our financial records and full cooperation of corporate personnel in connection with their audit of our records. The Audit Committee also reviews our financial reporting process on behalf of the Board and reviews the financial information issued to stockholders and others, including a discussion of the quality and reasonableness of the accounting principles used, the reasonableness of significant judgments, and the clarity of discussions in the financial statements, and monitors the systems of internal control and the audit process. Management has primary responsibility for the financial statements and the reporting process. The Audit Committee Charter is available on our website at www.lglgroup.com.

Compensation Committee. The Compensation Committee met five times during 2020. The incumbent members of the Compensation Committee are Messrs. Foufas (Chairman), Mega and Lazar. All members of the Compensation Committee are independent in accordance with NYSE American rules for compensation committee members. The responsibilities of the Compensation Committee are to review the Company’s compensation and benefits policies and objectives, determine whether our officers and directors are compensated in accordance with these policies and objectives, and carry out the Board’s responsibilities relating to compensation of our executives. The Compensation Committee Charter is available on our website at www.lglgroup.com. See further discussion of the Compensation Committee’s role in setting executive compensation under the section “Executive Compensation” below.

Nominating Committee. The Nominating Committee met twice during 2020. The incumbent members of the Nominating Committee are Messrs. Kalha (Chairman), Hunter and Mega. All members of the Nominating Committee are independent in accordance with NYSE American rules. The responsibilities of the Nominating Committee are to identify individuals qualified to become Board members and recommend that the Board select director nominees for election at the annual meetings of stockholders. The Nominating Committee Charter is available on our website at www.lglgroup.com.

Director Nominations

In evaluating and determining whether to nominate a candidate for a position on the Board, the Nominating Committee utilizes a variety of methods and considers criteria such as high professional ethics and values, relevant management and/or manufacturing experience and a commitment to enhancing stockholder value. Candidates may be brought to the attention of the Nominating Committee by current Board members, stockholders, officers or other persons. The Nominating Committee will review all candidates in the same manner regardless of the source of the recommendation.

The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating Committee strives to nominate director candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s businesses.

The Nominating Committee also considers stockholder recommendations for director nominees that are properly received in accordance with the Company’s By-Laws and applicable rules and regulations of the SEC. In order to validly nominate a candidate for election or reelection as a director, stockholders must give timely notice of such nomination in writing to the Corporate Secretary and include, as to each person whom the stockholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the other rules and regulations under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). For more information on director candidate nominations by stockholders, see “Stockholder Proposals” herein.

Board Leadership Structure

Throughout 2020, the Board was led by Ivan Arteaga, the Company’s Interim Chief Executive Officer, and Mr. Marc Gabelli, serving as Non-Executive Chairman of the Board. The Board does not have a policy regarding a separation of the roles of Chief Executive Officer and Chairman of the Board. However, we believe the current separation of these roles allows our Chief Executive Officer to focus on managing the Company’s business and operations, and allows Mr. Gabelli to focus on Board matters, which we believe is especially important in light of the high level of regulation and scrutiny of public company boards. Further, we believe the separation of these roles ensures the independence of the Board in its oversight role of evaluating and assessing the Chief Executive Officer and management generally.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. We have developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company, which includes our system of internal controls over financial reporting, annual reviews conducted by our directors and officers, monitoring compliance with our Business Conduct Policy and general liability insurance coverage. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s three principal committees, each of which examines various components of enterprise risk as part of its responsibilities. In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Stockholder Communications

Stockholders may communicate with the Board, including the non-management directors, by sending an e-mail to our Chief Financial Officer at jtivy@lglgroup.com or by sending a letter to The LGL Group, Inc., 2525 Shader Road, Orlando, Florida 32804, Attention: Chief Financial Officer. The Chief Financial Officer will submit all such correspondence to any specific director to whom the correspondence is directed.

Code of Ethics

We adopted a code of ethics as part of our Business Conduct Policy, which applies to all of our employees, including our principal executive, financial and accounting officers. Our Business Conduct Policy is available at www.lglgroup.com. Amendments to and waivers of our code of ethics and Business Conduct Policy will be disclosed on our website.

Hedging or Pledging of Stock

Although we have not adopted any practices or policies prohibiting hedging or pledging, we discourage our directors, executive officers, and employees from entering into hedging or pledging arrangements with respect to the Company’s securities.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2020 with both management and RSM US LLP, the Company’s independent registered public accounting firm.

The Audit Committee meets with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their financial statement audit and the overall quality of the Company’s financial reporting. The Audit Committee has discussed with RSM US LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

RSM US LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding RSM US LLP’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with RSM US LLP its independence.

Based on the Audit Committee’s review of the audited financial statements and discussions, including those noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

AUDIT COMMITTEE

Donald Hunter (Chairman)
Tim Foufas Manjit Kalha

EXECUTIVE COMPENSATION

Overview

The Compensation Committee is responsible for the design and administration of the Company’s compensation policy and plans. The plans are designed to successfully implement the Company’s business strategy and create stockholder value. As a matter of policy, the Compensation Committee submits its recommendations to the full Board for approval.

Compensation Philosophy and Objectives

The Company’s compensation program emphasizes performance-based compensation promoting the achievement of short-term and long-term business objectives. This aligns our executives’ compensation with stockholder interests, while providing competitive compensation to attract, motivate and retain executives with superior skills and abilities.

Determination of Compensation Awards

The Compensation Committee recommends to the Board the compensation awards for the named executive officers based on (i) Company performance versus annual budgeted financial targets, and (ii) individual performance.

The Compensation Committee conducts an annual review of the Chief Executive Officer’s performance prior to making its recommendation to the Board regarding the Chief Executive Officer’s compensation. Our Chief Executive Officer reviews the performance of our Chief Financial Officer with the Compensation Committee and makes a recommendation to the Compensation Committee regarding the Chief Financial Officer’s compensation. During these reviews, the Compensation Committee considers the Company’s performance in the following categories: (i) improvement in the Company’s market value; (ii) the achievement of agreed upon short- and long-term objectives; and (iii) predetermined individual goals.

Consideration of Prior “Say-on-Pay” Advisory Votes

At our 2020 Annual Meeting of Stockholders, holders of over 95% of the votes cast on such proposal approved the advisory vote on the 2019 compensation of our named executive officers, which was consistent with the level of support we received in 2019 on our “say-on-pay” proposal. The Compensation Committee considered the results of the advisory vote when setting executive compensation for 2020 and plans to continue to do so in future executive compensation policies and decisions.

Compensation Benchmarking

The Company has not retained a compensation consultant to review its policies and procedures with respect to the compensation of the named executive officers, though it may choose to do so in the future. The Compensation Committee benchmarks the compensation of the named executive officers against the median compensation paid by comparable companies determined at the time. To that end, the Compensation Committee will conduct a benchmark review as often as deemed necessary of the aggregate level of compensation of the named executive officers as well as the mix of elements used to compensate the named executive officers, taking into account input from independent members of the Board and publicly available data relating to the compensation practices and policies of comparable companies. While benchmarking may not always be appropriate as a stand-alone tool for setting the compensation of the named executive officers due to the Company’s potentially unique circumstances and objectives, the Compensation Committee generally believes that gathering such information is an important part of the Compensation Committee’s decision-making process.

Notwithstanding the foregoing, the Compensation Committee may determine that it is in the Company’s best interest to recommend total compensation packages that deviate from the Compensation Committee’s general principle of benchmarking the compensation of the named executive officers.

Elements of Compensation

Base Salary

Base salary levels for the Company’s named executive officers are designed to be competitive with those of employees with similar responsibilities working for companies of comparable size, capitalization and complexity. In determining base salaries, the Compensation Committee takes into account a variety of factors, including experience, performance, and benchmarking.

Incentive Compensation

The Company provides annual and long-term incentive compensation to its executives and managers under the Company’s Amended and Restated 2011 Incentive Plan, approved by stockholders on June 16, 2016. The Amended and Restated 2011 Incentive Plan is designed to provide annual and long-term incentives for executive performance by rewarding participating executives for their contributions to profitability and stockholder value based on achieving short-term Company and individual performance goals for a given year, as well as by aligning a significant portion of compensation with the long-term interests of stockholders. Short-term Company performance goals include revenue growth, EBITDA, earnings per share and return on equity. Long-term Company performance goals include increasing the Company’s total market value. The Compensation Committee may recommend that other corporate performance measures be substituted or added (including but not limited to operating income after tax, return on capital employed and stockholder return) in order to achieve the Company’s business strategy. Individual performance goals for the Chief Executive Officer are established by the Compensation Committee and recommended to the Board for approval, while individual performance goals for our other employees are established by the Chief Executive Officer and reviewed by the Compensation Committee.

The LGL Group, Inc. 401(k) Savings Plan

The LGL Group, Inc. 401(k) Savings Plan (the “401(k) Plan”), which is subject to limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), permits the Company’s employees to defer a portion of their compensation by making contributions to the 401(k) Plan and thereby obtain certain tax benefits. Participating employees also benefit from the 401(k) Plan by sharing in discretionary contributions made by the Company to the 401(k) Plan based on each employee’s contribution made in a particular year. A participant’s interest in his or her individual contributions, the Company’s contributions and earnings thereon is fully vested at all times. The 401(k) Plan’s proceeds are invested in guaranteed investment contracts or certain mutual funds, subject to the discretion of the participants.

The named executive officers and all other employees of the Company and certain of its subsidiaries are eligible to participate in the 401(k) Plan after having completed three months of service and reached the age of 18. Linda Biles participated in the 401(k) Plan in 2020.

Other Benefits

The Company makes available to the named executive officers the same medical insurance, life insurance and disability benefits that are generally made available to the Company’s employees to ensure that the Company’s employees have access to basic healthcare and income protection for themselves and their family members.

Employment Agreements

None.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by the Company’s named executive officers:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards (1) ($)		Option Awards (1) ($)	All Other Compensation ($)		Total ($)
Ivan Arteaga	2020	56,215	(2)	—	405,450	(3)	—	2,740	(4)	464,405
Interim Chief Executive Officer

James W. Tivy	2020	96,000		—	—		—	—		96,000
Chief Financial Officer	2019	96,000		—	—		—	1,377	(5)	97,377

Linda Biles	2020	130,160		52,000	120,000	(6)	—	7,035	(4)	309,195
Vice President, Controller	2019	123,427		45,000	—		—	5,780	(4)	174,207
(1)

Reflects the aggregate grant date fair value of stock awards or option awards granted in the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of the assumptions and methodologies used to calculate these amounts, please see Note E – Stock-Based Compensation in the Notes to Consolidated Financial Statements included in the 2020 Form 10-K.

(2)	Amount includes $9,507 in fees paid to Mr. Arteaga for his services as a director in 2020.
(3)	On March 26, 2020, the Company awarded Mr. Arteaga 45,000 restricted shares of common stock with a grant date fair value of $405,450.
(4)	Amounts include reimbursement of cell phone and taxable fringe benefits, as well as matching contributions made by the Company to the individual's 401(k) Plan.
(5)	Amounts include reimbursement of travel expenses paid to consultant.
(6)

On December 29, 2020, the Company awarded Ms. Biles 10,762 restricted shares of common stock with a grant date fair value of $120,000. Amount includes fees paid to Mr. Arteaga for his services as a director.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the information with respect to outstanding equity awards held by our named executive officers as of December 31, 2020.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that Have Not Vested (#)	Market Value of Units of Stock that Have Not Vested ($)
Linda Biles (1) (2)	3,000	—	3.90	9/2/2021	10,762	134,955
Ivan Arteaga (3)	—	—	—	—	45,000	564,300
(1)

On September 2, 2016, the Company granted Ms. Biles options to purchase 3,000 shares of common stock under the Amended and Restated 2011 Incentive Plan with a grant date fair value of $2,684. These options were fully vested as of September 2, 2019.

(2)

On December 29, 2020, the Company awarded Ms. Biles 10,762 restricted shares of common stock with a grant date fair value of $120,000. These shares vest as follows: 3,329 at December 29, 2021, 3,329 at December 31, 2022 and 4,104 at December 31, 2023.

(3)

On March 26, 2020, the Company awarded Mr. Arteaga 45,000 restricted shares of common stock with a grant date fair value of $405,450. These shares vest as follows: 15,000 at January 1, 2022, 15,000 at January 1, 2023 and 15,000 at January 1, 2024.

Non-Employee Director Compensation

The following table sets forth information with respect to compensation earned by or awarded to each non-employee director who served on the Board during the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Total ($)
Marc J. Gabelli	17,500	182,247		199,747
Timothy Foufas	26,750	70,747		97,497
Donald H. Hunter	26,500	70,747		97,247
Manjit Kalha	29,000	49,517		78,517
Ivan Arteaga	9,507	—	(2)	9,507
Bel Lazar	33,257	54,022		87,279
Michael J. Ferrantino	16,750	54,022		70,772
John Mega	4,750	59,741		64,491
Robert LaPenta (3)	4,750	59,741		64,491
(1)	These shares were granted under the Amended and Restated 2011 Incentive Plan.
(2)	On March 26, 2020, in connection with his role as LGL’s Interim Chief Executive Officer, Mr. Arteaga was awarded 45,000 restricted shares of LGL common stock with a grant date fair value of $405,450.
(3)	Robert LaPenta resigned from the Board effective September 27, 2021.

In 2020, our directors also received the following in addition to the stock awards they were granted, as part of their base compensation: (i) their annual base cash compensation of $10,000; (ii) $2,000 for each meeting of the Board attended in person or $750 for each meeting held telephonically; and (iii) the Audit Committee Chairman received a $2,000 annual cash retainer and the Nominating Committee Chairman and Compensation Committee Chairman each received a $1,000 annual cash retainer.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans (including individual arrangements):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders (1)	58,050	$8.55	290,091
Equity compensation plans not approved by security holders	—	—	—
Total	58,050	$8.55	290,091
(1)

The Amended and Restated 2011 Incentive Plan was approved by our stockholders on June 16, 2016. 750,000 shares of common stock are authorized for issuance under the Amended and Restated 2011 Incentive Plan. Options to purchase 58,050 shares of common stock issued under the Amended and Restated 2011 Incentive Plan were outstanding as of December 31, 2020.

STOCKHOLDER PROPOSALS

Proposals of stockholders made in accordance with the requirements of Rule 14a-8 promulgated under the Exchange Act and intended to be presented at the 2022 Annual Meeting must be received by the Corporate Secretary, The LGL Group, Inc., 2525 Shader Road, Orlando, Florida 32804, by no later than August 7, 2022, for inclusion in our proxy statement and form of proxy relating to the 2022 Annual Meeting.

Under SEC rules, if we do not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company’s appointed proxy holders will be permitted to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. In connection with the 2022 Annual Meeting, if we do not have notice of a stockholder proposal on or before October 21, 2022, we will be permitted to use our discretionary voting authority as outlined above.

Our By-Laws establish procedures for stockholder nominations for elections of directors and bringing other business before any annual meeting or special meeting of stockholders. Any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at or properly bring other business before a meeting only if written notice of such stockholder’s intent has been delivered, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary at our principal executive offices not later than the close of business on the 90th day, which is September 29, 2022, nor earlier than the close of business on the 120th day, which is August 30, 2022, prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. In no event must the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

The stockholder’s notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and any additional information reasonably requested by the Board; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) all information relating to such stockholder and such beneficial owner that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 11a-11 thereunder, and (iv) any additional information reasonably requested by the Board.

Notwithstanding anything in the previous paragraph, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by our By-Laws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director. The Board or chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, in which event, the officer will announce that determination to the meeting and the defective nomination will be disregarded.

ANNUAL REPORT

Our 2020 Form 10-K is being sent with this Proxy Statement to each stockholder. The 2020 Form 10-K is available at www.lglgroupproxy.com. The 2020 Form 10-K, however, is not to be regarded as part of the proxy soliciting material.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure permitted by SEC rules that is commonly referred to as “householding.” Under this procedure, a single Proxy Statement and annual report are delivered to multiple stockholders sharing an address unless we receive contrary instructions from any stockholder at that address. We will continue to send a separate proxy card to each stockholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information stockholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are Company stockholders will be “householding” our proxy materials and annual reports as well.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your Company shares through a broker, or notify us directly if you are a stockholder of record by contacting us at:

The LGL Group, Inc.
2525 Shader Road
Orlando, Florida 32804
Attention: Corporate Secretary

(407) 298-2000

We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

w  SCAN TO   VIEW MATERIALS & VOTE  THE LGL GROUP, INC.  2525 SHADER ROAD  ORLANDO, FL 32804  VOTE BY INTERNET   Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above  Use the Internet to transmit your voting instructions and for electronic delivery of information.  Vote by 11:59 p.m. Eastern Time on December 27, 2021. Have your proxy card in hand when  you access the web site and follow the instructions to obtain your records and to create an  electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/LGL2021  You may attend the meeting via the Internet and vote during the meeting. Have the information  that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.  Eastern Time on December 27, 2021. Have your proxy card in hand when you call and then  follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we  have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,  Edgewood, NY 11717.  D63592-Z81545  THE LGL GROUP, INC.  For  All   To withhold authority to vote for any individual  nominee(s), mark "For All Except" and write the  number(s) of the nominee(s) on the line below.  For All  Except  Withhold  All  The Board of Directors recommends you vote FOR the  following:  !  !  !  1. Election of Directors   Nominees:   01) Marc Gabelli   02) Timothy Foufas   03) Donald H. Hunter   04) Manjit Kalha   05) Ivan Arteaga   06) Bel Lazar   07) Michael Ferrantino   08) John Mega  Against  For   Abstain  The Board of Directors recommends you vote FOR the following proposals:  !  !  !  2. To ratify the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2021.  !  !  !  3. To approve an advisory resolution regarding the compensation of our named executive officers.  !  !  !  4. To adopt and approve the LGL Group, Inc. 2021 Incentive Plan.  !  !  !  5. To approve the amendment of our certificate of incorporation to increase the authorized shares of common stock.  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,  administrator, or other fiduciary, please give full title as such. Joint owners should each sign  personally. All holders must sign. If a corporation or partnership, please sign in full corporate  or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com.  D63593-Z81545  THE LGL GROUP, INC.  Annual Meeting of Shareholders  December 28, 2021 9:00 AM  This proxy is solicited by the Board of Directors  The shareholder(s) hereby appoint(s) James Tivy and Michael Ferrantino or either of them, as proxies, each with the power  to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this  ballot, all of the shares of Common stock of THE LGL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, EST on December 28, 2021, at www.virtualshareholdermeeting.com/LGL2021, and any adjournment or postponement thereof.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this  proxy will be voted in accordance with the Board of Directors' recommendations.  Continued and to be signed on reverse side